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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 1, 2002

                       INTERNATIONAL TOTAL SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)

     Ohio                            0-23073                   34-1264201
(State or Other             (Commission File Number)        (I.R.S. Employer
Jurisdiction of                                             Identification No.)
Incorporation)

                        ---------------------------------

                                  Crown Centre
                         5005 Rockside Road, Suite 1200
                            Independence, Ohio 44131
                    (Address of Principal Executive Offices)
                                   (Zip Code)
                        ---------------------------------

                                  216-642-4522
              (Registrant's Telephone Number, Including Area Code)








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Item 4.  Changes in Registrant's Certifying Accountant.

                  On or about August 1, 2002, International Total Services, Inc. (the "Company") ceased its client-auditor relationship with Arthur Andersen LLP ("Andersen"), the independent accountant which had been engaged by the Company for prior fiscal years. This change occurred as a result of Andersen being unable to perform future audit services for the Company.

                  In connection with its audits of the financial statements of the Company for the past two fiscal years, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Andersen would have caused them to make reference thereto in their report on the financial statements for such periods and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The report on the Company's financial statements prepared by Andersen for the fiscal years ending March 31, 2002 and March 31, 2001 contained a "going concern" qualification but did not contain any other adverse opinion or disclaimer of opinion, and was not qualified or modified as to any other uncertainty, audit scope or accounting principle.

                  The decision to change independent accountants was approved by the Audit Committee of the Company's Board of Directors. The Company has not yet engaged a new independent accountant and is uncertain as to the timing or scope of such a possible engagement.

                  In accordance with temporary regulation 304T of Regulation S-K, the Company has used reasonable efforts to obtain from Andersen a letter stating whether Andersen agrees with the above statements. The Company understands that it will be unable to obtain that letter.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INTERNATIONAL TOTAL SERVICES, INC.


Dated: August 7, 2002                 By: /s/ Mark D. Thompson
                                          --------------------
                                          Mark D. Thompson
                                          President






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